CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated March 6, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-42431) of Dreyfus New York Municipal Cash Management.


                                   ERNST & YOUNG LLP


New York, New York
February 19, 1998